  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2020 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River Road, Suite 106

Corona, California 92880

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2020, ADOMANI, Inc. (the “Company”) received $261,244 in loan funding from the Paycheck Protection Program (the “PPP”) established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). The unsecured loan (the “PPP Loan”) is evidenced by a promissory note of the Company, dated May 3, 2020 (the “Note”) in the principal amount of $261,244 with Wells Fargo Bank, N.A. (the “Bank”), the lender.

Under the terms of the Note and the PPP, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the Note is two years, though it may be payable sooner in connection with an event of default under the Note. To the extent the loan amount is not forgiven under the PPP, the Company will be obligated to make equal monthly payments of principal and interest beginning on November 1, 2020 through the maturity date of May 3, 2022.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for forgiveness for all or a part of the PPP Loan. The amount of loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including: (i) the amount of loan proceeds that are used by the Company during the eight-week period after the loan origination date for certain specified purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs; (ii) the Company maintaining or rehiring employees, and maintaining salaries at certain levels; and (iii) other factors established by the SBA. Subject to the other requirements and limitations on loan forgiveness, only that portion of the loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness. Although the Company currently intends to use the entire amount of the PPP Loan for qualifying expenses, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

The Note may be prepaid in part or in full, at any time, without penalty. The Note provides for certain customary events of default, including the Company’s: (i) failure to make a payment when due under the Note; (ii) breach of the terms of the Note; (iii) default under any other obligation with the Bank; (iv) filing of a bankruptcy petition by or against the Company; (v) significant change in the Company’s ownership or organizational structure, or in the type or volume of the Company’s business; (vi) insolvency or dissolution of the Company, or Bank believes in good faith that the prospect of payment and/or performance under the Note are uncertain; (vii) payments on the loan are returned or reversed for any reason; and (viii) failure to submit required information deemed necessary by the Bank. Upon the occurrence of an event of default, the Bank has customary remedies and may, among other things, require immediate payment of all amounts owed under the Note, collect all amounts owing from the Company, and file suit and obtain judgment against the Company.

The foregoing description of the Note does not purport to be complete is qualified in its entirety by reference to the full text of the Note, a copy of which will be filed as an exhibit to the Company’s quarterly report for the quarterly period ending June 30, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: May 8, 2020	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer